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                                                                   EXHIBIT 23.2




The Board of Directors
Dove Audio, Inc.:


We consent to the use of our report, relating to the financial statements of Four Point Entertainment, Inc., incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                               KPMG Peat Marwick LLP



Los Angeles, California
September 9, 1996